Exhibit 32.2

CERTIFICATION PURSUANT
TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly report of Argentex Mining Corporation (the “Company”) on Form 10-QSB for the period ending April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kenneth Hicks, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to Argentex Mining Corporation and will be retained by Argentex Mining Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 14, 2005	By: /s/ KENNETH HICKS
Kenneth Hicks
Principal Financial Officer